                               FIRST AMENDMENT TO
                AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

          This FIRST AMENDMENT TO AMENDED AND RESTATED COLLATERAL TRUST
AGREEMENT (the "Amendment"), dated as of April 30, 1998, is entered into by and
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among PanAmSat Corporation (formerly known as "Magellan International, Inc."), a
Delaware corporation ("Newco"), Hughes Communications, Inc., a California
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corporation ("HCI," and together with Newco, the "Newco Group"), Satellite
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Company, LLC, a Nevada limited liability company ("Contributor"), Grupo
                                                   -----------
Televisa, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico ("Parent"), and IBJ Schroder Bank & Trust Company, a New York banking
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corporation with offices at One State Street, New York, New York 10004, as
Collateral Trustee for Newco Group (the "Trustee").
                                         -------

                                    RECITALS

      A. The parties have entered into that certain Collateral Trust Agreement, dated as of May 16, 1997 and that certain Amended and Restated Collateral Trust Agreement, dated as of June 13, 1997 (the "Amended Trust Agreement"), and
                                           -----------------------
Contributor, Parent and the Trustee have entered into that certain Pledge and Security Agreement, dated as of May 16, 1997 (the "Pledge and Security
                                                   -------------------
Agreement").
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      B.  The Original Trust Agreement was entered into in connection with that certain Stock Contribution and Exchange Agreement, dated as of September 20, 1996 by and among Newco Group, Contributor and Parent (the "Stock Contribution
                                                            ------------------
and Exchange Agreement"), which provided, among other things, for the transfer
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by Contributor of all of the stock of Univisa, Inc. ("Univisa"), a Delaware
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corporation, to Newco.

      C. The Stock Contribution and Exchange Agreement provides that Contributor and Parent, jointly and severally, shall indemnify, save and hold harmless Newco Group, its affiliates and Subsidiaries, with respect to certain matters upon the terms and subject to the conditions provided in the Stock Contribution and Exchange Agreement and that as security therefor (and not in lieu thereof) a trust estate shall be established for the protection of Newco Group, its affiliates and Subsidiaries. This trust estate was established pursuant to the Original Trust Agreement, and was continued pursuant to the Amended Trust Agreement.

      D. Concurrently with entering into this Amendment, HCI, Parent and Contributor are entering into a Stock Purchase Agreement (the "Stock Purchase
                                                               --------------
Agreement") pursuant to which HCI will purchase (the "Purchase") from
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Contributor 11,239,594 shares of Newco (the "Shares"), including 5,000,000
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Shares currently held by the Trustee pursuant to the Amended Trust Agreement
(the "Pledged Shares").
      --------------

      E. In connection with consummating the Purchase, HCI, Contributor and Parent desire to substitute $150,000,000.00 in cash for the Pledged Shares. The parties to this Amendment are willing to amend the Amended Trust Agreement in accordance with the terms and provisions contained herein.

                                   AGREEMENT

          In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Amended Trust Agreement.

      2. Notwithstanding anything to the contrary in the Amended Trust Agreement or the Pledge and Security Agreement, immediately following payment to Contributor of the purchase price for the Shares under the Stock Purchase Agreement, Contributor shall cause to be delivered to the Trustee, and the Trustee shall accept receipt of, $150,000,000.00 in cash (the "Substituted
                                                               -----------
Cash") (which amount shall represent a portion of the purchase price paid by HCI
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for the Shares) and, immediately upon confirmation of the Trustee's receipt of the Substituted Cash, the Trustee shall deliver to HCI the certificate or certificates representing all the Pledge Shares.

      3. Upon the Trustee's receipt of the Substituted Cash, each of the Trustee, Contributor and Parent shall cease to have any interest in or rights with respect to the Pledged Shares, and thereafter Fund B shall be comprised solely of (i) the Substituted Cash and (ii) the Initial Letter of Credit issued on June 13, 1997 (and any replacement or substitution thereof).

      4. Following the Trustee's receipt of the Substituted Cash, neither Contributor nor Parent shall be entitled at any time to resubstitute any or all of the Substituted Cash for shares of Common Stock or any other securities other than Cash Equivalents (it being understood that the foregoing shall not prohibit the substitution or resubstitution of Letters of Credit pursuant to the terms of the Amended Trust Agreement).

      5. References in the Amended Trust Agreement to "the date hereof" shall, except in the definition of "Initial Letters of Credit," be deemed references to "May 16, 1997."

      6. Neither entry into this Amendment nor consummation of any of the transactions contemplated hereby shall adversely affect in any respect the security interest granted to Secured Party in the Collateral not released hereby (as such terms are defined in the Pledge and Security Agreement).

      7. The Trustee shall not be liable for actions taken hereunder, and shall be indemnified by Newco Group, Contributor and Parent, jointly and severally, for any loss, liability or expense incurred as a result of actions taken hereunder without bad faith, gross negligence or willful misconduct on the part of the Trustee, to the full extent set forth in Sections 13 and 14 of the Amended Trust Agreement.

      8. Except as expressly set forth herein, none of the rights of the parties under the Amended Trust Agreement shall be affected in any respect by this Amendment.

      9. This Amendment may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers and other representatives thereunto duly authorized, as of the date first written above.

                       PANAMSAT CORPORATION, a Delaware corporation

                       By: /s/ Lourdes Saralegui
                          ----------------------
                          Name:  Lourdes Saralegui
                          Title: Executive Vice President

                       HUGHES COMMUNICATIONS, INC., a California corporation

                       By: /s/ Patrick T. Doyle
                          ---------------------
                          Name:  Patrick T. Doyle
                          Title: Senior Vice President

                       SATELLITE COMPANY, LLC, a Nevada limited liability company

                       By: /s/ Charles Steinberg
                          ----------------------
                          Name:  Charles Steinberg
                          Title: Vice President & General Counsel

                       GRUPO TELEVISA, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico

                       By: /s/ Emilio Romano
                          ------------------
                          Name:  Emilio Romano
                          Title: Vice President

                       IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation

                       By: /s/ Thomas McCutcheon
                          ----------------------
                          Name:  Thomas McCutcheon
                          Title: Assistant Vice President

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